UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2007
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”
May 11, 2007 — Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo”) (OSE: CNR, AMEX: CNR) ) today announced that it has reached agreement in principle with certain of its noteholders to convert an aggregate of $15 million of its convertible debt into a portion of CanArgo’s shares in its subsidiary, Tethys Petroleum Limited (“TPL”). The conversion is subject to and conditional on the finalisation of appropriate documentation and obtaining any necessary regulatory approvals.
Pursuant to the agreement, certain of the holders of CanArgo’s senior secured notes due July 25, 2009 (“Senior Noteholders”) have agreed in principle to convert $10 million in aggregate of the outstanding principle amount of their notes into 4 million ordinary shares with a nominal value of $0.10 each (following the recent share consolidation) in the capital of TPL (“TPL Shares”). In addition, Persistency, one of the holders of CanArgo’s senior subordinated notes due September 1, 2009, have agreed in principle to convert $5 million of their notes into 2 million TPL Shares. The 6 million TPL Shares to be issued in total to the converting noteholders will be satisfied by the transfer by CanArgo’s subsidiary CanArgo Limited of a portion of its existing shareholding in TPL. Following the completion of the conversion, CanArgo’s long-term debt will be reduced by $15 million and CanArgo’s residual holding in TPL will be 8 million TPL Shares which represents approximately 29.7% of the current outstanding share capital of TPL following the recent transactions.
As part of this transaction, the converting Senior Noteholders will be issued with warrants to purchase approximately 11.1 million shares of CanArgo common stock at an exercise price of $0.90 per share and Persistency will be issued with warrants to purchase 5 million shares of CanArgo common stock at an exercise price of $1.00 per share.
CanArgo also announced that TPL has today filed a prospectus with Canadian securities regulatory authorities in respect of an initial public offering of TPL’s ordinary shares as well as a possible sale by CanArgo of a portion of its interest in TPL. Completion of the offering is subject to regulatory approval. Jennings Capital Inc. will act as lead agent in respect of the offering.
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated May 11, 2007 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: May 17, 2007	By:	/s/ Elizabeth Landles

Elizabeth Landles, Corporate Secretary